                                                                     EXHIBIT 4.1

                      Amendment to Stockholders Agreement

     This Amendment to Stockholders Agreement (the "Amendment") is entered into as of August 25, 2001 by Galyan's Trading Company, Inc. ("Galyan's"), FS Equity Partners IV, L.P., G Trademark, Inc., The Limited, Inc. and Benchmark Capital Partners IV, L.P. (collectively, the "Holders"), who are parties to the Stockholders Agreement dated as of August 31,1999 relating to Galyan's, as amended by that certain Agreement To Be Bound dated as of November 12, 1999 by Benchmark Capital Partners IV, L.P. and that certain Second Amendment to Stockholders Agreement dated as of May 24, 2001 (the "Stockholders Agreement"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Stockholders Agreement.

     WHEREAS, the Holders wish to make certain amendments to Section 4.2 and
Section 7.3 of the Stockholders Agreement; and

     WHEREAS, the Holders hold sufficient Shares and are otherwise able to make amendments to the Stockholders Agreement under Section 7.3 thereof.

     The parties agree as follows:

     Section 1.  Amendments to the Stockholders Agreement.

          1.1 Amendments to Section 4.2. Section 4.2 of the Stockholders Agreement is hereby amended by inserting, at the end thereof, immediately following the period, a comma and the words "and provided, further, that this
                                                 --------  -------
Section 4.2 shall not apply to the purchase by any Stockholder or its affiliates, in market transactions, of fewer than an aggregate of 1,000,000 Shares for such Stockholder and all of its affiliates."

          1.2 Amendments to Section 7.3. Section 7.3(b) of the Stockholders Agreement is hereby amended by inserting, immediately following the word "outstanding" and before the semicolon in the second line thereof, the words "and held by Stockholders".

     Section 2.  Miscellaneous.

          2.1 Limited Amendment. Nothing in this Agreement shall be deemed to constitute a waiver by any party of compliance by any other party with respect to any other term, provision or condition of the Stockholders Agreement not specifically addressed herein. Except as expressly set forth herein, the terms, provisions and conditions of the Stockholders Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

          2.2 Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York (without regard to the choice of law provisions thereof).

          2.3 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                              GALYAN'S TRADING COMPANY, INC.


                              By: /s/ C. David Zoba
                                  ----------------------------------------------
                                  Name:  C. David Zoba
                                  Title: Executive Vice President,
                                         General Counsel and Secretary



                              FS EQUITY PARTNERS IV, L.P.



                              By:  FS CAPITAL PARTNERS, LLC
                              Its: General Partner



                              By: /s/ Todd W. Halloran
                                  ----------------------------------------------
                                  Name:  Todd W. Halloran
                                  Title: Managing Member



                              G TRADEMARK, INC.


                              By: /s/ Timothy J. Faber
                                  ----------------------------------------------
                                  Name:  Timothy J. Faber
                                  Title: Vice President



                              THE LIMITED, INC.


                              By: /s/ Timothy J. Faber
                                  ----------------------------------------------
                                  Name:  Timothy J. Faber
                                  Title: Vice President-Treasury,
                                         Mergers and Acquisitions

                                    BENCHMARK CAPITAL PARTNERS
                                    IV, L.P.
                                    As nominee for
                                    Benchmark Capital Partners IV, L.P.
                                    Benchmark Founders' Fund IV, L.P.
                                    Benchmark Founders' Fund IV-A, L.P.
                                    and related individuals

                                    By:  Benchmark Capital Management Co.
                                         IV, L.L.C.
                                    Its: General Partner

                                    By:  /s/ Steven M. Spurlock
                                         ---------------------------------------
                                         Name:  Steven M. Spurlock
                                         Title: Managing Member